EXHIBIT 5.2



             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]











                                                   March 12, 1999

HRPT Properties Trust
400 Centre Street
Newton, Massachusetts 02158


                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as Maryland counsel for HRPT Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 256,246 common shares (the "Shares") of beneficial interest, $.01 par value per share, of the Company ("Common Shares") which may be sold from time to time by certain shareholders to whom the Shares were issued under the terms of an Agreement of Merger, dated February 17, 1997, by and between the Company (then Health and Retirement Properties Trust) and Government Property Investors, Inc., a Delaware corporation ("GPI"), as amended by Amendment No. 1 to Agreement of Merger, dated March 25, 1997, by and between the Company (then Health and Retirement Properties Trust) and GPI (as amended, the "Merger Agreement"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have


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HRPT Properties Trust
March 12, 1999
Page 2

examined  originals,   or  copies  certified  or  otherwise  identified  to  our
satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  i. The Registration Statement in the form in which it was transmitted by the Company to the Commission pursuant to Rule 462(b) under the 1933 Act;

                  ii. The Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  iii. The Bylaws of the Company, certified as of the date hereof by the Treasurer and Chief Financial Officer of the Company;

                  iv. Resolutions adopted by the Board of Trustees of the Company relating to (a) the approval of the Merger and the Merger Agreement and (b) the authorization of the issuance of the Shares pursuant to the Merger Agreement, certified as of the date hereof by the Treasurer and Chief Financial Officer of the Company;

                  v. The Merger Agreement, pursuant to which Government Property Holdings Trust, a Maryland real estate investment trust and a wholly owned subsidiary of GPI ("GPH"), merged (the "Merger") with and into Hub Acquisition Trust, a Maryland real estate investment trust and a wholly owned subsidiary of the Company ("Hub"), certified as of the date hereof by the Treasurer and Chief Financial Officer of the Company;


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HRPT Properties Trust
March 12, 1999
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                  vi. The Articles of Merger  relating to the Merger of GPH with and into Hub (the "Articles of Merger"), certified as of a recent date by the SDAT;

                  vii. A certificate as of a recent date of the SDAT as to the good standing of the Company;

                  viii. The form of certificate evidencing the Common Shares, certified as of the date hereof by the Treasurer and Chief Financial Officer of the Company;

                  ix.  A  certificate   executed  by  the  Treasurer  and  Chief
         Financial Officer of the Company, dated as of the date hereof; and

                  x. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
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HRPT Properties Trust
March 12, 1999
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         3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All factual statements and information contained in the Documents are true and complete. There has been no modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise.

         5. The Shares have not been and will not be transferred in violation of any restriction or limitation contained in the Declaration of Trust.

         6. All necessary action was taken by GPH and Hub to validly approve the Merger under Maryland law, and all conditions to the consummation of the Merger were satisfied or waived, prior to the acceptance for record of the Articles of Merger by the SDAT.

         The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with this opinion.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, as of the date hereof:

         1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion

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HRPT Properties Trust
March 12, 1999
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herein  concerning  any other law. We express no opinion as to  compliance  with federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. The opinion expressed in this letter is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change any opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.




                                    Very truly yours,

                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP